Exhibit 32.2

Certification Pursuant to 18 U.S.C. § 1350, as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Universal Access Global Holdings Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 14, 2004	/S/ Brian W. Coderre
Name: Brian W. Coderre Title: Chief Financial Officer